UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 28, 2024 (June 27, 2024)

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, $0.10 par value	RIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 5.03 is incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities.

The information included under Item 5.03 is incorporated herein by reference.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 27, 2024, the Articles of Association of Transocean Ltd. (together with its subsidiaries, as applicable, the “Company”) were amended (as amended, the “Articles of Association”) to reflect changes in the Company’s total issued share capital resulting from the issuance of 55,513,043 shares, USD 0.10 par value, of the Company (the “New Shares”) to a subsidiary of the Company at par value for a total consideration of USD 5,551,304.30, which were subsequently delivered as described herein pursuant to the Purchase Agreement (defined below). The Company’s Articles of Association now reflect a share capital of USD 94,082,890.10 divided into 940,828,901 fully paid registered shares.

The New Shares were issued pursuant to a share purchase agreement (the “Purchase Agreement”) entered into by the Company and certain of its subsidiaries on June 28, 2024, with certain funds managed or advised by Hayfin Capital Management LLP or its affiliates (together, “Hayfin”) for the acquisition by the Company of the outstanding equity interests in the joint venture company that owns the Transocean Norge (the “Joint Venture”).  Pursuant to the Purchase Agreement, the Company agreed to issue to Hayfin, in exchange for all of Hayfin’s equity interests in the Joint Venture, (i) the New Shares and (ii) USD 130 million in aggregate principal amount of 8.00% Senior Notes due 2027 (the “Notes”), which constitute “Additional Securities” under the Indenture dated as of January 17, 2020, among Transocean Inc., a wholly owned subsidiary of the Company, each of the guarantor parties thereto and Computershare Trust Company, N.A. as successor trustee to Wells Fargo Bank, National Association (the “Indenture”). As a result of the consummation of the transactions contemplated by the Purchase Agreement, the Company owns all of the issued and outstanding equity interests in the Joint Venture.

Pursuant to and in connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement for the New Shares on June 28, 2024, with Hayfin, the terms of which are qualified in its entirety by reference to the full text of the Registration Rights Agreement (a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference).

The issuance and sale of the New Shares described in this Item 5.03 was made in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving a public offering. The Notes were issued and sold to Hayfin pursuant to Section 4(a)(2) of the Securities Act and have not been registered under the Securities Act or any state securities laws. The Notes are governed by the Indenture, the terms of which are qualified in its entirety by reference to the full text of the Indenture attached as Exhibit 4.1 hereto and incorporated herein by reference.

The foregoing description of the Articles of Association does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Association, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
3.1	Articles of Association of Transocean Ltd.
4.1

Indenture, dated January 17, 2020, by and among Transocean Inc., the guarantors party thereto and Wells Fargo Bank, National Association (incorporated by reference from Exhibit 4.1 to Transocean Ltd.’s Current Report on Form 8-K (Commission File No. 001-38373) filed on January 17, 2020).

10.1	Registration Rights Agreement dated June 28, 2024 by and among the Company and Hayfin.
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: June 28, 2024	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person